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                                                                       Exhibit 5

[LOGO OF FOLEY & LARDNER                   FOLEY & LARDNER
APPEARS HERE]                              777 EAST WISCONSIN AVENUE, SUITE 3800
                                           MILWAUKEE, WISCONSIN  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900 FAX
                                           www.foleylardner.com

                        November 4, 2003   CLIENT/MATTER NUMBER
                                           068666-0113

Whiting Petroleum Corporation
1700 Broadway, Suite 2300
Denver, Colorado 80290-2300

Ladies and Gentlemen:

     We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the "Company") and Alliant Energy Resources, Inc., a Wisconsin corporation (the "Selling Stockholder"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to a proposed initial public offering of up to $276,000,000.00 of the Company's common stock, par value $0.001 per share (the "Common Stock") to be offered and sold by the Selling Stockholder.

     In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, as amended to date; (c) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the shares of Common Stock covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock covered by the Registration Statement, when issued and paid for in the manner set forth in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 /s/ Foley & Lardner

                                                 FOLEY & LARDNER


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